ASSUMPTION AGREEMENT
This Assumption Agreement ("Assumption Agreement") is made this 30th of April, 2014, by MORTGAGE ELECTRONIC REGISTRATION SYSTEMS, INC., a Delaware corporation ("MERS"), as nominee for U.S. BANK NATIONAL ASSOCIATION, as Trustee, successor-in-interest to Bank of America, N.A., as Trustee, successor by merger to LaSalle Bank National Association, as Trustee for Bear Stearns Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-PWR14 (together with its successors and assigns, "Noteholder"), STAUNTON PLAZA, LLC, a Virginia limited liability company ("Borrower"), ROLAND GUYOT, an individual ("Guyot") and STEPHEN B. SWARTZ, an individual ("Swartz"; and together with Guyot, jointly and severally, "Original Guarantor"), STAUNTON STATION LLC, a Delaware limited liability company ("Assumptor") and PHILLIPS EDISON - ARC GROCERY CENTER OPERATING PARTNERSHIP II L.P., a Delaware limited partnership ("Operating Partnership") and PHILLIPS EDISON-ARC GROCERY CENTER REIT H, INC., a Maryland corporation ("REIT"; and together with Operating Partnership, jointly and severally, "New Guarantor"). Borrower, Original Guarantor, Assumptor and New Guarantor are collectively referred to herein as the "Borrower Parties." The Borrower Parties and Noteholder are collectively referred to herein as the "Parties."
RECITALS
A.    Noteholder's predecessor in interest, Wells Fargo Bank, National Association ("Original
Lender"), made a loan to Borrower in the original principal amount of Fourteen Million One Hundred Thousand and no/100 Dollars ($14,100,000.00) ("Loan"), under the terms and provisions set forth in the following loan documents, all of which are dated as of September 22, 2006, unless otherwise noted:

1.
Promissory Note Secured By Deed Of Trust (together with all renewals, modifications, increases and extensions thereof, the "Note") in the original principal amount of the Loan, made by Borrower and payable to Original Lender, as thereafter endorsed to Lender;

2.
Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) executed by Borrower to David F. Belkowitz and Paul Davenport, each of Hirschler Fleischer, a Professional Corporation ("Trustee") for the benefit of MERS, as beneficiary and Original Lender's nominee, which secures the Note and other obligations of Borrower (as the same may be amended, restated, extended, or otherwise modified from time to time, the "Security Instrument"), and which Security Instrument was recorded in the Clerk's Office of the Circuit Court of the City of Staunton, Virginia (the "Official Records") on September 25, 2006, as Instrument No. 060003835. The land, improvements and other real property which are subject to the Security Instrument are hereinafter referred to as the "Property" and the equipment, machinery and other personal property which are subject to the Security Instrument are hereinafter referred to as the "Collateral";

3.
UCC-1 Financing Statement naming Borrower as Debtor and MERS as Secured Party, recorded in the Office of the Clerk of the State Corporation Commission for the State of Virginia (the "State Filing Office") on September 28, 2006, under File Number 06-09-28-7360-7 ("State UCC");

4.	Limited Guaranty executed by Guyot ("Guyot Guaranty") and Limited Guaranty executed by Swartz ("Swartz Guaranty"; and together with the Guyot Guaranty, the "Guaranty");

5.	Assignment of Management Contracts ("Assignment"), executed by Borrower;

6.	Consent and Agreement of Manager ("Consent"), executed by ACL Realty Corp., a Georgia corporation ("Original Property Manager");

7.	Cash Management Agreement (Springing Hard) by and between Borrower, Original Manager and Original Lender ("Cash Management Agreement");

8.	Hazardous Materials Indemnity Agreement by Borrower and Original Guarantor in favor of Original Lender ("Environmental Indemnity");

9.	Agreement Regarding Required Insurance executed by Borrower and Original Lender;

10.	Subordination, Non-Disturbance and Attornment Agreement between Borrower, Original Lender and Giant Food Stores, LLC (the "SNDA").

The documents described in the foregoing paragraphs 1 through 10 are hereinafter collectively defined as the "Original Loan Documents". The Original Loan Documents (excluding documents 4, 5, 6 and 8 above), and all other documents evidencing or securing the Loan, together with and as modified by this Assumption Agreement, are hereinafter collectively defined as the "Assumed Loan Documents". All defined terms not otherwise defined herein shall have the meanings given them in the Note, or if not defined therein, the Security Instrument.
B.    As of April 28, 2014:

1.	The principal balance outstanding under the Note was $12,617,620.67;

2.	Accrued interest on the Note has been paid through March 31, 2014;

3.	The balance of the Tax Impound held by Noteholder was $83,237.67;

4.	The balance of the Insurance Impound held by Noteholder was $10,670.42;

5.	The balance of the Excess Cash Flow Impound held by Noteholder was $0.00;

6.	The balance of the Capital Expenditures Impound held by Noteholder was $16,575.00;

7.	The balance of the Deferred Maintenance Impound held by Noteholder was $0.00; and

8.	The balance of the Designated TI Impound held by Noteholder was $0.00.

C.    Borrower is about to sell and convey the Property and the Collateral to Assumptor, and both parties desire to obtain from Noteholder its consent to the sale and conveyance and a waiver of any right Noteholder may have under the Loan Documents to accelerate the Maturity Date of the Note by virtue of such conveyance of the Property and Collateral to Assumptor.

D.    Subject to the terms and conditions hereof, Noteholder is willing to consent to the sale and conveyance of the Property and the Collateral, and to waive any right of acceleration of the Maturity Date of the Note upon assumption by Assumptor of all obligations of Borrower under the Assumed Loan Documents.
NOW THEREFORE, FOR VALUABLE CONSIDERATION, including, without limitation, the mutual covenants and promises contained herein, the Parties agree as follows:

1.	Incorporation. The foregoing recitals are incorporated herein by this reference.

2.
Assumption Fee.    As consideration for Noteholder's execution of this Assumption Agreement and in addition to any other sums due hereunder, Assumptor agrees to pay Noteholder or Noteholder's servicer(s) (all as set forth in the escrow instructions to be executed in connection with the closing of this assumption) an assumption fee of $126,176.21 (1.00% of the loan balance), due on execution of this Assumption Agreement by Noteholder (the "Assumption Fee").

3.	Conditions Precedent. The following are conditions precedent to Noteholder's obligations under this Assumption Agreement, all of which Noteholder hereby agrees are satisfied:

(a)
The irrevocable commitment of Chicago Title Insurance Company ("Title Company") to issue a new lender's title policy (or deliver endorsements to Noteholder's existing lender's title policy issued by Chicago Title Insurance Company) in form and substance acceptable to Noteholder and without deletions or exceptions other than as expressly approved by Noteholder in writing, insuring Noteholder that the priority and validity of the Security Instrument has not been and will not be impaired by this Assumption Agreement, the conveyance of the Property, or the transaction contemplated hereby;

(b)
Receipt and approval by Noteholder of: (i) an original of this Assumption Agreement executed by the Borrower Parties; (ii) an original Memorandum of Assumption Agreement in the form attached hereto as EXHIBIT A, executed by the Borrower Parties with signatures notarized, and otherwise in form and substance acceptable to Noteholder ("Memorandum of Assumption Agreement"); and (iii) any other documents and agreements which are required pursuant to this Assumption Agreement, in form and content acceptable to Noteholder;

(c)
Execution and delivery by Assumptor and New Guarantor of such other documents and agreements, if any, required pursuant to this Assumption Agreement or which Noteholder has requested to be recorded or filed;

(d)
Assumptor's delivery to Noteholder of UCC-1 Financing Statements and UCC-3 Financing Statement Amendments in proper form for filing in the appropriate jurisdictions as determined by Noteholder, which Assumptor expressly authorizes Noteholder to file;

(e)
Execution and delivery to Noteholder by New Guarantor of a Limited Guaranty ("New Guaranty") in favor of Noteholder and in form and substance acceptable to Noteholder, pursuant to which New Guarantor irrevocably guarantees payment for certain matters under the Loan as more specifically set forth in the New Guaranty, along with delivery to Noteholder of such resolutions or certificates of New Guarantor as Noteholder may require, in form and content acceptable to Noteholder;

(f)
Execution and delivery to Noteholder by Assumptor and New Guarantor of a Hazardous Materials Indemnity Agreement ("New Environmental Indemnity") in favor of Noteholder and in form and substance acceptable to Noteholder;

(g)
Receipt by Noteholder of a copy of the new property management agreement for the Property in form and substance, and with a manager, acceptable to Noteholder ("New Manager"), along with an executed consent and subordination of management agreement acceptable to Noteholder ("New Management Agreement Subordination");

(h)
Execution and delivery to Noteholder by Assumptor and New Manager of a First Amendment to Cash Management Agreement (the "Cash Management Agreement Amendment"), amending the Cash Management Agreement as more specifically set forth in the First Amendment to Cash Management Agreement, in form and content acceptable to Noteholder;

(i)
Receipt by Noteholder of a Certificate of Authority executed by Assumptor, with notary acknowledgements ("Certificate of Authority"), indicating which persons are authorized to act on behalf of Assumptor for all purposes including, but not limited to, obtaining any and all information pertaining to the Loan, requesting any action specified in the

(j)	Loan Documents, and requesting disbursement of any escrow or reserve funds;
Delivery to Noteholder of the organizational documents and evidence of good standing of Assumptor, its constituent parties, and of New Guarantor, together with such resolutions or certificates as Noteholder may require, in form and content acceptable to Noteholder, authorizing the assumption of the Loan and executed by the appropriate persons and/or entities on behalf of Assumptor and New Guarantor;

(k)	The representations and warranties contained herein are true and correct in all material respects;

(l)	Receipt by Noteholder of evidence of Assumptor's casualty insurance policy and comprehensive liability insurance policy with respect to the Property (or insurance certificates specifying the terms of such policies), each in form and amount required under the Loan Documents, with the annual premium for same to be paid at closing;

(m)
Receipt by Noteholder of a copy of the deed by which title to the Property will be conveyed to Assumptor, and the purchase and sale agreement documenting the sale of the Property to Assumptor (as amended, the "Contract");

(n)	Receipt by Noteholder of an executed Form W-9 for Assumptor;

(o)
Noteholder shall have received an opinion of counsel to Noteholder with respect to the compliance of this Assumption Agreement, the transfer to Assumptor, and the transactions referenced herein with the provisions of the Internal Revenue Code as the same pertain to real estate mortgage investment conduits and such other opinion letters as Noteholder's counsel shall require;

(p)	Payment of the Assumption Fee provided for in Section 2;

(q)	All items on the closing checklist of Noteholder's counsel shall be satisfied or waived by Noteholder or its counsel; and

(r)
Borrower's or Assumptor's reimbursement to Noteholder of Noteholder's costs and expenses actually and reasonably incurred in connection with this Assumption Agreement and the transactions contemplated hereby, including, without limitation, title insurance costs, escrow and recording fees, attorneys' fees, appraisal, engineers' and inspection fees and documentation costs and charges, whether such services are furnished by Noteholder's employees, agents or independent contractors.

4.    Effective Date. The effective date of this Assumption Agreement ("Effective Date") shall be the earlier of (i) the date the Memorandum of Assumption Agreement is recorded in the Official Records, or (ii) in the event the transaction contemplated by this Assumption Agreement is closed by way of a "gap" closing, the date that the escrow company engaged in connection with the transaction deems the transaction "closed".

5.    Assignment. Borrower hereby grants, transfers, sets over and assigns to Assumptor, all of Borrower's right, title and interest in and to the Assumed Loan Documents.

6.    Assumption. Assumptor hereby assumes and agrees to pay when due all sums due or to become due or owing under the Note, the Security Instrument and the other Assumed Loan Documents and shall hereafter faithfully perform all of Borrower's obligations under and be bound by all of the provisions of the Assumed Loan Documents and assumes all liabilities of Borrower under the Assumed Loan Documents as if Assumptor were an original signatory thereto. The execution of this Assumption Agreement by Assumptor shall be deemed its execution of the Note, the Security Instrument, the Assignment of Leases and the other Assumed Loan Documents. Assumptor shall henceforth be deemed to be the "Mortgagor," "Assignor," "Trustor," "Grantor," "Indenmitor" and/or "Borrower", as the case may be, under each of the Assumed Loan Documents. Without limiting the generality of the foregoing, Assumptor's assumption includes the assumption of all obligations, liabilities, and waivers of Borrower set forth in the Note, including, without limitation, the liabilities of Borrower under Section 8.2 thereof. The foregoing assumption by Assumptor is absolute and
unconditional.    Notwithstanding the foregoing, Noteholder agrees and
acknowledges that any breach by Borrower or Original Guarantor of any of the representations, warranties or covenants of the Original Loan Documents or this Assumption Agreement that are personal to Borrower or Original Guarantor (such as maintaining existence and bankruptcy) shall not in and of itself constitute a default by Assumptor under the Assumed Loan Documents.

7.    Partial Release of Borrower. Noteholder hereby releases (on the Effective Date) Borrower from any and all liability under the Original Loan Documents as to acts, events or omissions occurring or obligations arising after the Effective Date; provided however, that the Parties hereby acknowledge and agree that Borrower is expressly not released from and nothing contained herein is intended to limit, impair, terminate or revoke, any of Borrower's obligations with respect to the matters set forth in Section 8.2 of the Note, to the extent the same arise out of or in connection with any acts, events or omissions occurring or obligations arising on or before the Effective Date (the "Retained Obligations"), and that such obligations shall continue in full force and effect in accordance with the terms and provisions thereof and hereof. Borrower's obligations under the Original Loan Documents with respect to the Retained Obligations shall not be discharged or reduced by any extension, amendment, renewal or modification to the Note, the Security Instrument or any other Loan Documents, including, without limitation, changes to the terms of repayment thereof, modifications, extensions or renewals of repayment dates, releases or subordinations of security in whole or in part, changes in the interest rate or advances of additional funds by Noteholder in its discretion for purposes related to those set forth in the Loan Documents.
8.    Confirmation of Guaranty and Environmental Indemnity; Partial Release of Original Guarantor. Effective upon the Effective Date, Original Guarantor shall be released from any and all liability under the Guaranty and the Environmental Indemnity as to acts, events or omissions occurring or obligations arising after the Effective Date; provided, however, such release shall not apply to any acts, events or omissions which occurred prior to the Effective Date, whether or not the effects of or damages from such acts, events or omissions are apparent or ascertainable as of the Effective Date. Nothing contained herein is intended to limit, impair, terminate or revoke Original Guarantor's obligations under the Guaranty to the extent the same arise out of or in connection with any acts, events or omissions occurring or obligations arising on or before the Effective Date.
9.    Release of Noteholder Parties and Covenant Not to Sue. Each Borrower Party, on behalf of itself and its heirs, successors and assigns, hereby releases and forever discharges Noteholder, any trustee with regard to the Loan, any servicer of the Loan, each of their respective predecessors-in-interest and successors and assigns, together with the officers, directors, partners, employees, investors, certificate holders and agents of each of the foregoing (collectively, the "Noteholder Parties"), from all debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, claims, damages, judgments, executions, actions, inactions, liabilities, demands or causes of action of any nature, at law or in equity, known or unknown, which any Borrower Party now has by reason of any cause, matter, or thing through and including the date hereof, arising out of or relating to: (a) the Loan, including, without limitation, its funding, administration and servicing, (b) the Loan Documents, (c), the Property or Collateral, (d) any reserve and/or escrow balances held by Noteholder or any servicers of the Loan, or (e) the sale, conveyance, assignment and transfer of the Property and Collateral. The foregoing, however, shall not release any of the terms and provisions of this Agreement. Each Borrower Party, on behalf of itself and its heirs, successors and assigns, covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of the Noteholder Parties by reason of or in connection with any of the foregoing matters, claims or causes of action.
THE RELEASE CONTAINED IN THIS SECTION 9 INCLUDES CLAIMS OF WHICH BORROWER PARTIES (INDIVIDUALLY AND COLLECTIVELY) ARE PRESENTLY UNAWARE OR WHICH BORROWER PARTIES (INDIVIDUALLY AND COLLECTIVELY) DO NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY A BORROWER PARTY WOULD MATERIALLY AFFECT ITS RELEASE OF THE NOTEHOLDER PARTIES.
BY EXECUTING THIS AGREEMENT, EACH BORROWER PARTY ACKNOWLEDGES THAT (i) THIS SECTION 9 HAS BEEN READ AND FULLY UNDERSTOOD, (ii) EACH BORROWER PARTY HAS EACH HAD THE CHANCE TO ASK QUESTIONS OF ITS COUNSEL ABOUT ITS MEANING AND SIGNIFICANCE AND (iii) EACH BORROWER PARTY HAS ACCEPTED AND AGREED TO THE TERMS SET FORTH IN THIS SECTION 9.
10.    Loan Document Modifications. The following modifications are hereby made to the Assumed Loan Documents:

(a)
From and after the date hereof, all references to the defined term "Loan Documents" in any of the Assumed Loan Documents (and any documents executed concurrently with this Agreement) shall be deemed to mean, collectively, (i) this Assumption Agreement, (ii) the Assumed Loan Documents, (iii) the New Guaranty, (iv) the New Environmental Indemnity, (v) the New Management Agreement Subordination, and (vi) any new UCC-1 financing statements filed or recorded in connection herewith.

(b)	From and after the date hereof, all references to the defined terms "Note," and "Security Instrument" in any of the Assumed Loan Documents shall be deemed to mean such document as modified hereby.

(c)	From and after the date hereof, the Note shall be modified as follows:

(i)	Clause (a)(iii) of Section 8.2 of the Note shall be amended and restated as follows:
"(iii) failure to pay property or other taxes, assessments or charges (other than (A) amounts paid to Lender for taxes, assessments or charges pursuant to Impounds as defined in Exhibit A and where Lender elects not to apply such funds toward payment of the taxes, assessments or charges owed, and (B) where cash flow from the Property is insufficient to pay such amounts) which may create liens senior to the lien of the Security Instrument on all or any portion of the Property;"

(ii)	Clause (a)(vii) of Section 8.2 of the Note shall be amended and restated as follows:
"or (vii) other than as provided in clause (e) below, if any representation or warranty contained in Section 5.2 of the Security Instrument related to the conduct, action or inaction of Borrower prior to the date hereof is false, incorrect or misleading in any material respect;"

(iii)	Clause (b)(ii) of Section 8.2 of the Note shall be amended and restated as follows:
"(ii) an involuntary bankruptcy or insolvency proceeding (other than one filed by Lender) which is not contested by Borrower within 30 days of filing (and which contest is thereafter pursued with commercially reasonable diligence) and dismissed within 180 days of filing."
(iv)     Clause (e) of Section 8.2 of the Note shall be amended and restated as follows:
"(e) if any representation or warranty contained in Section 5.2 of the Security Instrument related to the conduct, action or inaction of Borrower prior to the date hereof is false, incorrect or misleading in any material respect and a court orders the assets and liabilities of Borrower to be substantively consolidated with the assets and liabilities of any other person or entity based partially or wholly upon the conduct giving rise to the breach of such representation or warranty in Section 5.2."
(v)    Section 2.1.a and Section 2.1.b of Exhibit A to the Note shall be amended and restated as follows:
"a.    Operating Statement. Not later than 30 days after the end of each calendar quarter, an operating statement, signed and dated by Borrower, showing all revenues and expenses during such quarter and year-to-date, relating to the Property, including, without limitation, all information requested under any of the Loan Documents;
b.    Rent Roll. Not later than 30 days after the end of each calendar quarter, a rent roll signed and dated by Borrower, showing the following lease information with regard to each tenant: the name of the tenant, monthly or other periodic rental amount, dates of commencement and expiration of the lease, and payment status;"
(d)    From and after the date hereof, the Security Instrument shall be modified as follows:
(i)    In the preamble, the notice addresses for Borrower and Lender shall be restated as follows:
Lender:    U.S. Bank National Association, as Trustee for
Bear Steams Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-PWR14 c/o Wells Fargo Commercial Mortgage Servicing 1901 Harrison St., 7th Floor
Oakland, CA 94612
MAC A0227-020
Attn: Asset Manager
Borrower:    Staunton Station LLC
do Phillips Edison & Company Ltd.
11501 Northlake Drive
Cincinnati, OH 45249
Attn: Chief Financial Officer
(ii)    The following subsections of Section 5.2 of the Security
Instrument shall be amended and restated as follows (and the other subsections shall remain unmodified):
"h.    such entity has maintained and will maintain its accounts, books and records separate from any other person or entity; except that such entity's financial position, assets, results of operations and cash flows may be included in the consolidated financial statements of an Affiliate in accordance with generally accepted accounting principles so long as Borrower's separateness is noted in any such consolidated financial statement;"
"m.     such entity has prepared and will prepare separate tax returns and financial statements to the extent that such entity is: (i) not part of a consolidated group filing a consolidated return (so long as such entity is shown as a separate member of such group); or (ii) not treated as a division solely for tax purposes of another taxpayer."
"n.    such entity has paid and will pay its own liabilities and expenses out of its own funds and assets, provided the foregoing shall not require any member of Borrower to make additional capital contributions to Borrower."
"z.    such entity has maintained and, to the extent that the

Property is generating sufficient cash flow, will maintain adequate capital in light of its contemplated business operations, provided the foregoing shall not require any member of Borrower to make additional capital contributions to Borrower."
(iii)    Section 6.15.c(ii) of the Security Instrument shall be amended and restated as follows:
"(ii) Permitted Equity Transfers. Notwithstanding anything to the contrary contained in this Deed of Trust or any other Loan Document to the contrary, for so long as one or both of PHILLIPS EDISON - ARC GROCERY CENTER OPERATING PARTNERSHIP II L.P., a Delaware limited partnership (the "Grocery Center OP"), or PHILLIPS EDISON-ARC GROCERY CENTER REIT II, INC., a Maryland corporation (the "Grocery Center REIT"), is the New Guarantor (as defined in that certain Assumption Agreement dated April 30, 2014 (the "Assumption Agreement")) and STAUNTON STATION LLC, a Delaware limited liability company, is the Assumptor (as defined in the Assumption Agreement), the following transfers shall constitute permitted transfers (subject only to any conditions set forth below) and shall not require Lender's consent or the payment of a transfer fee in connection therewith (each, a "Permitted PECO Transfer"):
(a)the listing of common stock in the Grocery Center REIT on the New York Stock Exchange ("NYSE") or such other nationally recognized stock exchange (the "REIT Listing") provided (i) the Grocery Center REIT satisfies all of the listing requirements of the U.S. Securities and Exchange Commission at the time of and as a condition of the REIT Listing, including, but not limited to, the net worth requirements and (ii) the REIT Listing does not result in or cause a Change of Control (as defined below);
(b)the issuance, sale, pledge, conveyance, transfer or other disposition (each, a "REIT Share Transfer") of any shares of common stock in the Grocery Center REIT (the "REIT Shares") so long as (i) at the time of the REIT Share Transfer, the REIT Shares are listed on the NYSE or any other nationally recognized stock exchange and (ii) the REIT Share Transfer does not result in or cause a Change of Control;
(c)the issuance, sale, pledge, conveyance, transfer or other disposition (each an "OP Transfer"), of any limited partnership interests (the "OP Interests") in the Grocery Center OP so long as the OP Transfer does not result in or cause a Change of Control;
(d)any issuance, sale, pledge, conveyance, transfer or other disposition of REIT Shares during the period prior to the REIT Listing (i.e., while the Grocery Center REIT is a publicly traded but non-listed entity), provided that such activities, singularly or taken as a whole, do not result in or cause a Change of Control; and
(e)any merger or consolidation of the Grocery Center REIT or the Grocery Center OP with Phillips Edison - ARC Shopping Center Operating Partnership, L.P., a Delaware limited partnership, Phillips Edison - ARC Shopping Center REIT, Inc., a Maryland corporation, Phillips Edison Limited Partnership ("PELP") or any of PELP's subsidiaries so long as (i) the Grocery Center REIT or the Grocery Center OP, as applicable, is the surviving entity, (ii) such transaction does not result in or cause a Change of Control, (iii) Lender is given at least thirty (30) days prior written notice of such merger or consolidation, along with a transaction summary and other documentation reasonably requested by Lender, and a review fee of $10,000, and (iv) upon request of Lender, the Grocery Center REIT and/or the Grocery Center OP shall execute and deliver to Lender a ratification agreement, in form and content reasonably satisfactory to Lender, ratifying its existing obligations under the Loan
Documents, and shall pay the reasonable fees of Lender's counsel in preparing the ratification.
For purposes of this Section 6.15,c(ii), a "Change of Control" shall occur when: (a) the Grocery Center OP is no longer the sole member of Borrower, (b) PE-ARC GROCERY CENTER OP GP II LLC, a Delaware limited liability company ("GP") is no longer the sole general partner of the Grocery Center OP,
(c) the Grocery Center REIT is no longer the sole member of GP, and/or the Grocery Center REIT's direct interest in the Grocery Center OP and/or its indirect interest in the Borrower falls below 51%, (d) any transfer of interests or series of transfers of interests in the Grocery Center REIT, which results in more than 49% of the ownership interests of the Grocery Center REIT being held by any single person or entity or related group of people or entities, or (e) the individuals comprising the Board of Directors of the Grocery Center REIT, as the same exists for the twelve (12) month period immediately prior to the Permitted PECO Transfer, fail to represent a majority of the Board of Directors of the Grocery Center REIT as of the date of completion of the

Permitted PECO Transfer, subject to the terms of the following sentence. For purposes of determining the occurrence of the preceding subclause (e), the following shall be expressly excluded: any change in directors resulting from (x) the death or incapacity of any director, and/or (y) the resignation or removal of any director for reasons unrelated to a Permitted PECO Transfer, provided any replacement director has been approved by a vote of at least a majority (or such higher percentage as may be required by the governing documents of the Grocery Center REIT) of the board of directors of the Grocery Center REIT then in office."
(iv)    Section 7.1(a)(vi) of the Security Instrument (which identified the prior Guarantors as Key Persons) shall be deleted.
11.    Representations and Warranties.
(a)    Assignment. Borrower and Assumptor each hereby represents and warrants to Noteholder that Borrower has irrevocably and unconditionally transferred and assigned to Assumptor all of Borrower's right, title and interest in and to:

(i)	The Property and the Collateral;

(ii)	The Assumed Loan Documents;

(iii)	All leases related to the Property or the Collateral;

(iv)
All rights as named insured under all casualty and liability insurance policies (and all endorsements in connection therewith) relating to the Property or the Collateral (unless, but only to the extent that, Assumptor is obtaining its own such insurance policies);

(v)	All reciprocal easement agreements, operating agreements, and declarations of conditions, covenants and restrictions related to the Property;

(vi)	All prepaid rents and security deposits, if any, held by Borrower in connection with leases of any part of the Property or the Collateral; and

(vii)	All funds, if any, deposited in impound accounts held by or for the benefit of Noteholder pursuant to the terms of the Loan Documents.
Borrower and Assumptor each hereby further represents and warrants to Noteholder, as to itself only (and not jointly), that no consent to the transfer of the Property and the Collateral to Assumptor is required under any agreement to which Borrower or Assumptor is a party, including, without limitation, under any lease, operating agreement, mortgage or security instrument (other than the Loan Documents), or if such consent is required, that it has been obtained and is in full force and effect.

(b)    No Defaults. Borrower hereby represents and warrants, to the best of its knowledge, that (i) no default, event of default, breach or failure of condition has occurred, or would exist with notice or the lapse of time or both, under any of the Original Loan Documents, and (ii) all representations and warranties herein and in the other Original Loan Documents are true and correct (except (A) to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and (B) for such representations and warranties which are qualified by their terms by references to "materiality," which such representations and warranties as so qualified shall be true and correct in all respects). Assumptor hereby represents and warrants, to the best of its knowledge, that no default, event of default, breach or failure of condition has occurred, or would exist with notice or the lapse of time or both, under any of the Assumed Loan Documents, as modified by this Assumption Agreement, and all representations and warranties herein and in the other Assumed Loan Documents are true and correct (except (A) to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and (B) for such representations and warranties which are qualified by their terms by references to "materiality," which such representations and warranties as so qualified shall be true and correct in all respects).
(c)    Loan Documents. Assumptor represents and warrants to Noteholder that Assumptor has actual knowledge of all terms and conditions of the
Assumed Loan Documents, and agrees that Noteholder has no obligation or duty to provide any information to Assumptor regarding the terms and conditions of the Assumed Loan Documents. After giving effect to the transfer consented to under this Agreement, Assumptor further agrees that all representations, agreements and warranties in the Assumed Loan Documents (as modified by this Assumption Agreement), regarding Borrower, its status, authority, financial condition and business shall apply to Assumptor as well as to Borrower, as though Assumptor were the borrower originally named in the Assumed Loan Documents. Assumptor further understands and acknowledges that, except as expressly provided in a writing executed by Noteholder, Noteholder has not waived any right of Noteholder or obligation of Borrower or Assumptor under the Assumed Loan Documents and except as expressly provided herein, Noteholder has not agreed to any modification of any provision of any Assumed Loan Document or to any extension of the Loan.
(d)    Financial Statements. Assumptor represents and warrants to Noteholder that the financial statements of Assumptor and New Guarantor, if any, previously delivered by Borrower, Assumptor or any of such parties to Noteholder: (i) are materially complete and correct; (ii) as of the date of such statement, present fairly the financial condition of each of such parties; and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied or other accounting standards approved by Noteholder.
(e)    Reports. Assumptor represents and warrants to Noteholder that all reports, documents, instruments and information delivered to Noteholder in connection with Assumptor's assumption of the Loan: (i) are, in all material respects, correct and sufficiently complete to give Noteholder accurate knowledge of their subject matter; and (ii) do not contain any misrepresentation of a material fact or omission of a material fact which omission makes the provided information misleading.
(f)    Assumptor Location. Assumptor represents and warrants that its chief executive office is located at the following address: do Phillips Edison & Company Ltd., 11501 Northlake Drive, Cincinnati, OH 45249. Assumptor represents and warrants that its state of formation is Delaware. All organizational documents of Assumptor delivered to Noteholder are complete and accurate in every material respect. Assumptor's legal name is exactly as shown on page one of this Assumption Agreement.
(g)    No Adverse Change. Assumptor represents and warrants to Noteholder that, since the date of the financial statements delivered to Noteholder, there has been no material adverse change in the financial condition of any of such parties which could be reasonably expected to materially impair the ability of such parties to perform their respective obligations hereunder.
(h)    No Pledge of Equity Interests. Assumptor and New Guarantor represent and warrant to Noteholder that no direct equity interest in Assumptor or New Guarantor has been pledged, hypothecated or otherwise encumbered as security for any obligation, and that no portion of the capital contributed to Assumptor, directly or indirectly, in connection with Assumptor's acquisition of the Property consists of borrowed funds.
(i)    Embargoed Person. Assumptor and New Guarantor represent and warrant that none of the funds or other assets of Assumptor or New Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the USA PATRIOT Act (including the anti-terrorism provisions thereof), the International Economic Powers Act, 50 U.S.C. §§ 1701, et. seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et. seq., and any Executive Orders or regulations promulgated thereunder, including those related to Specially Designated Nationals and Specially Designated Global Terrorists ("Embargoed Person") and further warrant and represent that, to the best of Assumptor's and New Guarantor's knowledge, no Embargoed Person has any interest of any nature whatsoever in Assumptor or New Guarantor with the result that the investment in Assumptor (whether directly or indirectly) is prohibited by law.
(j)    Authority and Enforceability. In addition to all representations and warranties in the Loan Documents, each of the Borrower Parties represents and warrants as to itself that (i) it has full power, authority, legal right and capacity to execute, deliver and perform its respective obligations under this Assumption Agreement and the other Loan Documents to which it is a party and enter into the Contract as contemplated by this Agreement; (ii) the Loan Documents to which it is a party, including, without limitation, this Assumption Agreement, constitute valid, enforceable and binding obligations of such party, subject to the effect of federal bankruptcy, state insolvency, or similar creditors' rights laws; and (iii) as of the Effective Date, there are no counterclaims, defenses or offsets of any nature whatsoever to any of its respective obligations under the Loan Documents to which it is a party.
(k)    Organizational Status. Borrower and Assumptor each represent and warrant as to itself (and not jointly) that it is (i) duly organized, validly existing and in good standing under the laws of its State of organization; and (ii) duly qualified to transact business and in good standing in the State where the Property is located.
Additional Representations and Warranties of Borrower. Borrower represents, warrants and confirms to Lender that the Fashion Bug Claims (as defined in the Note) have been paid or otherwise satisfied and Fashion Bug has no outstanding claims against Borrower or which relate to the Property.

12.    Waiver of Acceleration. Effective upon the satisfaction of, and subject to, all the terms and conditions set forth in this Assumption Agreement, Noteholder hereby consents to the sale and conveyance of the Property and Collateral and agrees that it shall not exercise its right to cause all sums secured by the Security Instrument to become immediately due and payable because of the conveyance of the Property and the Collateral from Borrower to Assumptor; provided, however, Noteholder reserves its right under the terms of the Security Instrument or any other Loan Document to accelerate all principal and interest in the event of any subsequent sale, transfer, encumbrance or other conveyance of the Property, the Collateral or any interest in Assumptor, except as permitted by the Loan Documents.
13.    Hazardous Substances. Without in any way limiting any other provision of this Assumption Agreement, Borrower expressly reaffirms to Lender only as of the date hereof: (a) each and every representation and warranty in the Original Loan Documents respecting "Hazardous Materials"; and (b) each and every covenant and indemnity in the Original Loan Documents respecting "Hazardous Materials" but only with respect to matters first arising or accruing prior to the Effective Date. Without in any way limiting any other provision of this Assumption Agreement, Assumptor expressly affirms to Lender only: (a) each and every representation and warranty in the Assumed Loan Documents respecting "Hazardous Materials"; and (b) each and every covenant and indemnity in the Assumed Loan Documents respecting "Hazardous Materials".
14.    Multiple Parties. If more than one person or entity has signed this Assumption Agreement as Assumptor or Borrower, then all references in this Assumption Agreement to Assumptor or Borrower shall mean each and all of the persons so signing, as applicable. The liability of all persons and entities signing shall be joint and several with all others similarly liable.
15.    Confirmation of Security Interest; Ratification. Nothing contained herein shall affect or be construed to affect any lien, charge or encumbrance created by any Loan Document or the priority of that lien, charge or encumbrance. All assignments and transfers by Borrower to Assumptor are subject to any security interest(s) held by Noteholder. Assumptor hereby ratifies and reaffirms (i) each grant, pledge, assignment and conveyance to Noteholder of, and Assumptor grants pledges, assigns and conveys to Noteholder a lien on, pledge of, and security interest in, the Property and the Collateral pursuant to the terms of the Security Instrument (as amended hereby), including all rights, interests and property hereafter acquired, and all products and proceeds thereof and additions and accessions thereto, and (ii) that as of the Effective Date, all of the terms, representations, warranties, covenants and provisions of the Assumed Loan Documents remain in full force and effect, without modification, except as necessary to implement the terms and provisions of this Assumption Agreement. Borrower ratifies and reaffirms to Lender that as of the Effective Date, all of the terms, representations, warranties, covenants and provisions of the Original Loan Documents remain in full force and effect, and are true and correct with respect to Borrower, without modification, except as necessary to implement the terms and provisions of this Assumption Agreement (provided however Borrower's ratification and reaffirmation is subject to the qualifications and limitations set forth in Section 11(b) above).
16.    Notices. All notices to be given to Assumptor pursuant to the Loan Documents shall be addressed as follows:
Staunton Station LLC
c/o Phillips Edison & Company Ltd.
11501 Northlake Drive
Cincinnati, OH 45249
Attn: Chief Financial Officer
With a copy to:
Honigman Miller Schwartz and Cohn LLP 39400 Woodward Avenue, Suite 101 Bloomfield Hills, MI 48304
Attn: J. Adam Rothstein
17.    Integration; Interpretation. The Loan Documents, including this Assumption Agreement, contain or expressly incorporate by reference the entire agreement of the Parties with respect to the matters contemplated herein and supersede all prior negotiations. The Loan Documents shall not be further modified except by written instrument executed by Noteholder and Assumptor (and any other party thereto). Any reference in any of the Loan Documents to the Property or the Collateral shall include all or any parts of the Property or the Collateral.

18.    Successors and Assigns. This Assumption Agreement is binding upon and shall inure to the benefit of the heirs, successors and assigns of the Parties but subject to all prohibitions of transfers contained in any of the Loan Documents.
19.    Attorneys' Fees; Enforcement. If any attorney is engaged by Noteholder to enforce, construe or defend any provision of this Assumption Agreement, or as a consequence of any default under or breach of this Assumption Agreement, with or without the filing of any legal action or proceeding, Assumptor shall pay to Noteholder, upon demand, the amount of all attorneys' fees and costs reasonably incurred by Noteholder in connection therewith, together with interest thereon from the date of such demand at the rate of interest applicable to the principal balance of the Note as specified therein.
20.    Right of Transfer of Property. The Parties acknowledge that Section 4 of Exhibit A to the Note provides that Noteholder shall consent to a sale or exchange of the Property two (2) times, all subject, however, to the terms and conditions set forth therein and in the Loan Documents. The Parties agree that this Assumption Agreement and the actions to be taken as contemplated herein shall constitute the first such sale or exchange.
21.    Deferred Maintenance. Assumptor covenants and agrees that it will repair or cause to have repaired, in a good and workmanlike manner, all of the Conditions Requiring Repair listed on Schedule A attached hereto (the "Deferred Maintenance") in accordance with the requirements of Section 6.1 of the Security Instrument. Assumptor further covenants and agrees that should such items of Deferred Maintenance not be repaired to Noteholder's reasonable satisfaction within one hundred twenty (120) days after the date of this Agreement, that an immediate Event of Default shall have occurred, and that Noteholder shall have all remedies available to it under the terms of the Loan Documents, including but not limited to the immediate right to accrue interest on the Loan at the Default Interest Rate. Notwithstanding the foregoing, as to item 3 on Schedule A (which requires access to a tenant's premises in order to complete the required repairs), Assumptor shall use good faith, commercially reasonable efforts to cause such repairs to be completed.
22.    Further Documents, Etc. The Borrower Parties each hereby agree (as to themselves only and not jointly) to execute and deliver to Noteholder, and authorize the filing and/or recording by Noteholder of, any and all further documents and instruments required by Noteholder to effectuate the transaction contemplated by this Assumption Agreement, to create, perfect and/or modify the liens and security interests granted to Noteholder under the Loan Documents and/or to give effect to the terms and provisions of this Assumption Agreement, including, without limitation, appropriate UCC financing statements or amendments. Notwithstanding the foregoing, no such further documents or instruments should (a) materially impair any right of any of the Borrower Parties in connection with the Loan Documents; or (b) materially amend or increase any obligation of any of the Borrower Parties in connection with the Loan Documents.
23.    Miscellaneous.
(a)    This Assumption Agreement shall be governed and interpreted in accordance with the laws of the jurisdiction(s) specified in the Security Instrument. In any action brought or arising out of this Assumption Agreement, Borrower and Assumptor, and general partners, members and joint venturers of them, hereby consent to the jurisdiction of any state or federal court having proper venue as specified in the other Loan Documents and also consent to the service of process by any means authorized by the law of such jurisdiction(s). Except as expressly provided otherwise herein, all terms used herein shall have the meaning given to them in the Loan Documents. Time is of the essence of each term of the Loan Documents, including this Assumption Agreement. If any provision of this Assumption Agreement or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had not been a part thereof. This Assumption Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
(b)    Notwithstanding anything to the contrary herein, this Assumption Agreement is subject to the provisions of Section 8.2 of the Note as if such provisions were set forth at length herein.

(c)    Assumptor acknowledges that in connection with the transactions contemplated by this Assumption Agreement it has not relied on any representations by Noteholder or any loan servicer regarding the Property, the title thereto or any other matter.
24.    Counterparts. This Assumption Agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed an original and all of which taken together will be deemed to be one and the same instrument.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have caused this Assumption Agreement to be duly executed as of the date first above written.
IVIERS:
MORTGAGE ELECTRONIC REGISTRATION SYSTEMS, INC., a Delaware corporation
By: /s/ Larry C. Cowling
Name: Larry C. Cowling
Title: Assistant Secretary

NOTEHOLDER:
U.S. BANK NATIONAL ASSOCIATION, as Trustee, successor-in-interest to Bank of America, N.A., as Trustee, successor by merger to LaSalle Bank National Association, as Trustee for Bear Stearns Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-PWRI4
By:    Wells Fargo Bank, N.A., solely in its capacity as
Master Servicer
By: /s/ Larry C. Cowling
Name: Larry C. Cowling
Title: Assistant Vice President

CALIFORNIA NOTARY
ACKNOWLEDGEMENT
State of California
)ss
County of Alameda
On April 28, 2014, before me, Wayne Ventus, Jr., Notary Public, personally appeared Larry C. Cowling, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.
/s/ Wayne Ventus Jr.

CALIFORNIA NOTARY
ACKNOWLEDGEMENT
State of California
)ss
County of Alameda
On April 28, 2014, before me, Wayne Ventus, Jr., Notary Public, personally appeared Larry C. Cowling, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
IN WITNESS WHEREOF, the Parties have caused this Assumption Agreement to be duly executed as of the date first above written.

WITNESS my hand and official seal.
/s/ Wayne Ventus Jr.

IN WITNESS WHEREOF, the Parties have caused this Assumption Agreement to be duly executed as of the date first above written.
BORROWER:
STAUNTON PLAZA, LLC, a Virginia limited liability company
By: /s/ Roland Guyot
Name: Roland Guyot
Title: Managing Member

By: /s/ Stephen B. Swartz
Name: Stephen B. Swartz
Title: Managing Member

ORIGINAL GUARANTOR:
/s/ Roland Guyot
ROLAND GUYOT, an individual

/s/ Stephen B. Swartz
STEPHEN B. SWARTZ, an individual

ACKNOWLEDGMENT OF BORROWER
STATE OF     GEORGIA    )
) ss
COUNTY OF     FULTON     )
On this the 28 day of April, 2014, before me, the undersigned Notary Public, personally appeared Roland Guyot, as Managing Member of STAUNTON PLAZA, LLC, a Virginia limited liability company, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.
/s/ Melita J. Ellington
Notary Public
My Commission Expires: MARCH 12, 2017

ACKNOWLEDGMENT OF BORROWER
STATE OF     GEORGIA    )
) ss
COUNTY OF     FULTON     )

On this the 28 day of April, 2014, before me, the undersigned Notary Public, personally appeared Stephen B. Swartz, as Managing Member of STAUNTON PLAZA, LLC, a Virginia limited liability company, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Melita J. Ellington
Notary Public
My Commission Expires: MARCH 12, 2017

ACKNOWLEDGMENT OF ORIGINAL GUARANTOR
STATE OF     GEORGIA    )
) ss
COUNTY OF     FULTON     )
On this the 28 day of April, 2014, before me, the undersigned Notary Public, personally appeared ROLAND GUYOT, an individual, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his individual capacity.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Melita J. Ellington
Notary Public
My Commission Expires: MARCH 12, 2017

ACKNOWLEDGMENT OF ORIGINAL GUARANTOR
STATE OF     GEORGIA    )
) ss
COUNTY OF     FULTON     )

On this the 28 day of April, 2014, before me, the undersigned Notary Public, personally appeared STEPHEN B. SWARTZ, an individual, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his individual capacity.
IN WITNESS WHEREOF, i hereunto set my hand and official seal.
/s/ Melita J. Ellington
Notary Public
My Commission Expires: MARCH 12, 2017

IN WITNESS WHEREOF, the Parties have caused this Assumption Agreement to be duly executed as of the date first above written.

ASSUMPTOR:
STAUNTON STATION LLC, a Delaware limited liability company
By: /s/ Joe Schlosser
Name: Joe Schlosser
Title: Vice President

NEW GUARANTOR:
PHILLIPS EDISON - ARC GROCERY CENTER OPERATING PARTNERSHIP II L.P., a Delaware limited partnership
By: PE-ARC GROCERY CENTER OP GP II LLC, a Delaware limited liability company, its general partner

By: /s/ D.J. Belock
Name: D.J. Belock
Title: Vice President
PHILLIPS EDISON-ARC GROCERY CENTER REIT II, INC., a Maryland corporation
By: /s/ D.J. Belock
Name: D.J. Belock
Title: Vice President

ACKNOWLEDGMENT OF ASSUMPTOR

State of OHIO )
) ss
County of HAMILTON )

On this the 28 day of April, 2014, before me, the undersigned Notary Public, personally appeared Joe Schlosser, Vice President of Staunton Station LLC, a Delaware limited liability company, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Valerie Woodham
Notary Public

My Commission Expires:
August 14, 2014

ACKNOWLEDGMENT OF NEW GUARANTOR

STATE OF OHIO

COUNTY OF HAMILTON

On this the 28 day of April, 2014, before me, the undersigned Notary Public, personally appeared D.J. Belock, Vice President of PE-ARC GROCERY CENTER OP GP II LLC, a Delaware limited liability company, as general partner of PHILLIPS EDISON - ARC GROCERY CENTER OPERATING PARTNERSHIP II L.P., a Delaware limited partnership, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.
/s/ Valerie Woodham
Notary Public

My Commission Expires:
August 14, 2014

ACKNOWLEDGMENT OF NEW GUARANTOR
STATE OF OHIO
COUNTY OF HAMILTON
On this the 28 day of April, 2014, before me, the undersigned Notary Public, personally appeared D.J. Belock, Vice President of PHILLIPS EDISON-ARC GROCERY CENTER REIT II, INC., a Maryland corporation, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.
/s/ Valerie Woodham
Notary Public

My Commission Expires:
August 14, 2014

EXHIBIT A
TO ASSUMPTION AGREEMENT
NOTE TO CLERK: THIS IS AN AMENDMENT OF AN INSTRUMENT ON WHICH RECORDATION TAX HAS BEEN PAID ON THE PRINCIPAL AMOUNT OF $14,100,000.00. THE PRIOR INSTRUMENT IS RECORDED IN THE CLERK'S OFFICE OF THE CIRCUIT COURT OF THE CITY OF STAUNTON, VIRGINIA IN DEED BOOK PAGE 0073 / INSTRUMENT NO. 060003835. THE PRINCIPAL AMOUNT SECURED BY THE DEED OF TRUST HAS NOT BEEN INCREASED. ACCORDINGLY, PURSUANT TO § 58.1-809 OF THE CODE OF VIRGINIA (1950), NO RECORDATION TAX IS DUE.
Prepared by Harold A. Hagen, Esq. outside of the Commonwealth of Virginia
After recording, return to:
Harold A. Hagen, Esq.
Bryan Cave LLP
560 Mission Street, 25fli Floor San Francisco, CA 94105
GP1N/Map No. 444-10550
(Space Above For Recorder's Use Only)
MEMORANDUM OF ASSUMPTION AGREEMENT
THIS MEMORANDUM OF ASSUMPTION AGREEMENT ("Memorandum"),
made this    day of April 2014, by and among MORTGAGE ELECTRONIC
REGISTRATION SYSTEMS, INC., a Delaware corporation ("MERS"), as nominee for U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, SUCCESSOR-IN-INTEREST TO BANK OF AMERICA, N.A., AS TRUSTEE, SUCCESSOR BY MERGER TO LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-PWR14, with a mailing address do Wells Fargo Bank, N.A., Commercial Mortgage Servicing, 1901 Harrison Street, 7th Floor, Oakland, CA 94612, Attn: Asset Manager (together with its successors and assigns, "Noteholder"), STAUNTON PLAZA, LLC, a Virginia limited liability company, with a mailing address at 3060 Peachtree Road NW, Suite 1545, Atlanta, GA 30305 ("Borrower"), ROLAND GUYOT, an individual, with a mailing address of do Staunton Plaza, LLC, 3060 Peachtree Road NW, Suite 1545, Atlanta, GA 30305 ("Guyot") and STEPHEN B. SWARTZ, an individual, with a mailing address of c/o Staunton Plaza, LLC, 3060 Peachtree Road NW,
Suite 1545, Atlanta, GA 30305 ("Swartz" and, together with Guyot, jointly and severally, "Original Guarantor"), STAUNTON STATION LLC, a Delaware limited liability company, with a mailing address at c/o Phillips Edison & Company Ltd., 11501 Northlake Drive, Cincinnati, OH 45249 ("Assumptor") and PHILLIPS EDISON - ARC GROCERY CENTER OPERATING PARTNERSHIP II L.P., a Delaware limited partnership ("Operating Partnership") and PHILLIPS EDISON - ARC GROCERY CENTER REIT II, INC., a Maryland corporation ("REIT"; and together with Operating Partnership, jointly and severally, "New Guarantor"), each having a mailing address at c/o Phillips Edison & Company Ltd., 11501 Northlake Drive, Cincinnati, OH 45249, as parties to that certain ASSUMPTION AGREEMENT dated of even date herewith ("Assumption Agreement"). The undersigned parties agree that all obligations of Borrower under that certain Promissory Note Secured By Deed Of Trust (together with all renewals, modifications, increases and extensions thereof, the "Note") dated September 22, 2006, in the original principal amount of Fourteen Million One Hundred Thousand and no/100 Dollars ($14,100,000.00), and secured by that certain Deed of Trust and Absolute Assignment of Rents and Leases and

Security Agreement (and Fixture Filing) (as the same may be amended, restated, extended, or otherwise modified from time to time, the "Security Instrument") executed by Borrower to DAVID F. BELKOWITZ and PAUL DAVENPORT, each of Hirschler Fleischer, a Professional Corporation, with a mailing address at 2100 East Cary Street, Richmond, Virginia, 23223 ("Trustee") for the benefit of MERS, as beneficiary and nominee of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Original Lender") and which Security Instrument was recorded in the Clerk's Office of Staunton, Virginia, on September 25, 2006, as Instrument No. 060003835; securing the real property described on EXHIBIT A (the "Property"), together with the obligations of Borrower under the Security Instrument and certain other Loan Documents (as such terms are defined in the Assumption Agreement), have been assumed by Assumptor as of the Effective Date, subject to the terms and conditions set forth in the Assumption Agreement. The Assumption Agreement is by this reference incorporated herein and made a part hereof. This Memorandum of Assumption Agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed an original and all of which taken together will be deemed to be one and the same instrument. This Memorandum of Assumption Agreement is executed and recorded in the Official Records to evidence the Assumption Agreement and shall not be construed to limit, amend or modify the provisions of the Assumption Agreement in any way.
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[To include signature blocks, notary pages and Exhibit A property description]

SCHEDULE A
Conditions Requiring Repair

1.    The masonry block wall is cracked on the southeast end of the subject.
2.    Paint is peeling off the metal stairways at two rear service entrances.
3.    Floor tile is cracked near the seafood department in Martins Food Store.
4.    Sidewalk has on large crack outside the Country Cookin entrance.
5.    Gas pipes are rusted on the southeast end of the Five Guys restaurant.